EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT AUDITOR



                                Aaron Stein, CPA.
                               Woodmere, New York



I consent to the incorporation by reference in the registration statement of TTI Holdings of America Corp. (the "Company") on Form S-8 of my report dated February 11, 2002, on my audit of the consolidated financial statements of the Company as of September 30, 2001, and for each of the years in the two year period ended September 30, 2000, which report is included in the Company's
Annual  Report  on  Form  10-KSB.



/s/  Aaron  Stein,  CPA
Woodmere,  New  York
December  10,  2002

EXHIBIT 23.1(b)

CONSENT OF INDEPENDENT AUDITOR



                    Capraro, Centofranchi, Kramer & Co, P.C.



We consent to the incorporation by reference in the registration statement of Thermaltec International Corp. now known as TTI Holdings of America Corp. (the "Company") on Form S-8 of our report dated December 12, 2000, on our audits of the consolidated financial statements of the Company as of September 30, 2000, and for each of the years in the two year period ended September 30, 2000, which report is included in the Company's Annual Report on Form 10-KSB.



/s/  Capraro,  Centofranchi,  Kramer  &  Co,  P.C.

South  Huntington,  New  York
December  10,  2002